EXHIBIT 99.1

Date May 1, 2008, Immediate Release

Press Release — Final

SOURCE: Uni-Pixel, Inc.

Uni-Pixel Announces Bernard T. Marren as Board Chairman and

Reed Killion as Chief Executive Officer

The Woodlands, TX (5/1/08) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that Mr. Bernard T. Marren has been unanimously elected as its new Chairman of the Board of Directors. Additionally, the Board of Directors has promoted Mr. Reed Killion to the office of Chief Executive Officer of the Company.  Both positions are effective immediately, preparing the Company for its next stage of development.

Mr. Marren has served as a member of the UniPixel Board of Directors since February 2007. He has been an active Board Member and added significant value and insight to UniPixel’s technical and business development efforts. Mr. Marren’s distinguished career in Silicon Valley includes executive roles at Fairchild Semiconductor, founding president of the Semiconductor Industry Association, as well as Chairman and CEO positions at AMI and Western Micro.  Currently Mr. Marren serves as the Chairman and CEO of OPTi, Inc., a technology licensing company, and sits on the Board of Directors for several companies.

Mr. Killion has been the president of UniPixel since September of 2004 and has successfully guided the Company through three equity rounds of funding, as well as the successful demonstration of its prototype systems. Mr. Killion has provided leadership in fund raising, technology development and in recruiting the UniPixel team.

Mr. Killion stated, “Bernie Marren has been an outstanding mentor and counsel to me through the years and has provided exceptional guidance as a member of the UniPixel Board of Directors. His experience and leadership will prove invaluable as we turn from a research and development mode toward commercialization with our TMOS display technology and Opcuity™ films. Bernie’s technical and operational background as well as his deep understanding of intellectual property and licensing will be of tremendous value to me and the UniPixel executive management team.  He has built great companies with great people during his career and we are proud and honored that he would accept the role as our Chairman.”

Mr. Frank DeLape has recently resigned as Chairman and a member of UniPixel’s Board of Directors leaving the office open for the newly elected Chairman. Mr. DeLape had served the Company as Executive Chairman and Chairman since December 2004.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net